UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2017

PANAMERA HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-55569	46-5707326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4180 Orchard Hill Drive, Edmond OK	73025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (405) 413-5735

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2017, Ernest Diaz resigned as Executive Vice-President and as a director. The resignation of Mr. Diaz is not a result of any dispute or disagreement with our company. Mr. Diaz has been provided a copy of this Current Report on Form 8-K no later than the day of filing with the Commission and has been provided with the opportunity to provide a letter stating whether he agrees with the statements made herein. No letter has been received as of the date of filing. The Company will file with the Commission any such letter within two (2) business of receipt.

Our board of directors now consists of Curtis Summers and Douglas G. Baker.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAMERA HEALTHCARE CORPORATION

/s/ Curtis Summers
Curtis Summers
President, Chief Executive Officer and Director

Date: October 3, 2017

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